Exhibit 3.01

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF  FORMATION OF “ML BLUETREND FUTURESACCESS LLC”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF MAY, A.D. 2008, AT 2:07 O'CLOCK P.M.

State of Delaware Secretary of State Division of Corporations Delivered 02:13 PM 05/08/2008 FILED 02:07 PM 05/08/2008 SRV 080520882 – 4544796 FILE

STATE OF DELAWARE
CERTIFICATE OF FORMATION

0F

ML BLUETREND FUTURESACCESS LLC

This Certificate of Formation of ML BlueTrend FuturesAccess LLC (the “LLC”), dated as of May 7, 2008, is being duly executed and filed by Stephen M. Miller, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST.         The name of the limited liability company formed hereby is ML BlueTrend FuturesAccess LLC.

SECOND.    The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD.        The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.